                                                            Exhibit 99.13



                               FNW BANCORP, INC.

                           1989 Stock Incentive Plan

                                 November 1989

                               FNW Bancorp, Inc.
                               ----------------
                           1989 Stock Incentive Plan
                           -------------------------

                               TABLE OF CONTENTS
                               -----------------

Article                 Section                                     Page
-------                 -------                                     ----

    1                        ESTABLISHMENT, PURPOSE, AND DURATION
                             ------------------------------------

    1.1                      Establishment of the Plan               1
                        1.2  Purpose of the Plan                     1
                        1.3  Duration of the Plan                    2

    2                        DEFINITIONS AND CONSTRUCTION
                             ----------------------------

                        2.1  Definitions                             2
                        2.2  Gender and Number                       7
                        2.3  Severability                            7

    3                        ADMINISTRATION
                             --------------

                        3.1  The Committee                           7
                        3.2  Authority of the Committee              8
                        3.3  Selection of Participants               8
                        3.4  Decisions Binding                       8
                        3.5  Delegation of Certain
                              Responsibilities                       9
                        3.6  Procedures of the Committee             9
                        3.7  Award Agreements                       10



Article                 Section                                     Page
-------                 -------                                     ----

    4                        STOCK SUBJECT TO THE PLAN
                             -------------------------

                        4.1  Number of Shares                       10
                        4.2  Lapsed Awards                          10
                        4.3  Adjustments in Authorized Shares       11

                             ELIGIBILITY AND PARTICIPATION
                             -----------------------------

    5                   5.1  Eligibility                            11
                        5.2  Actual Participation                   11

    6                        STOCK OPTIONS
                             -------------

                        6.1  Grant of Options                       12
                        6.2  Option Agreement                       12
                        6.3  Option Price                           13
                        6.4  Duration of Options                    13
                        6.5  Exercise of options                    13
                        6.6  Payment                                13
                        6.7  Restrictions on Stock
                              Transferability                       14
                        6.8  Termination of Employment Due to
                               Death, Disability, or Retirement     14
                        6.9  Termination of Employment for Other
                               Reasons                              15
                        6.10 Nontransferability of Options          15


Article                 Section                                     Page
-------                 -------                                     ----

 7                           RESTRICTED STOCK
                             ----------------

                        7.1  Grant of Restricted Stock              15
                        7.2  Restricted Stock Agreement             15
                        7.3  Transferability                        16
                        7.4  Other Restrictions                     16
                        7.5  Certificate Legend                     16
                        7.6  Removal of Restrictions                17
                        7.7  Voting Rights                          17
                        7.8  Dividend and Other Distributions       17
                        7.9  Termination of Employment Due to
                               Retirement                           17
                        7.10 Termination of Employment Due to
                               Death or Disability                  18
                        7.11 Termination of Employment for
                               Other Reasons                        18

   8                         BENEFICIARY DESIGNATION                18
                             -----------------------

   9                         RIGHTS OF EMPLOYEES
                             -------------------

                        9.1  Employment                             19
                        9.2  Participation                          19

   10                        CHANGE IN CONTROL                      19
                             -----------------

   11                        AMENDMENT, MODIFICATION, AND TERMINATION
                             ----------------------------------------

                        11.1 Amendment, modification, and
                               Termination                          19
                        11.2 Awards Previously Granted              20



Article                 Section                                     Page
-------                 -------                                     ----

    12                        WITHHOLDING
                              -----------

                        12.1  Tax Withholding                        20
                        12.2  Stock Withholding                      20

    13                        INDEMNIFICATION                        21
                              ---------------

    14                        SUCCESSORS                             22
                              ----------

    15                        REQUIREMENTS OF LAW
                              -------------------

                        15.1  Requirements of Law                    22
                        15.2  Governing Law                          22


                               FNW BANCORP, INC.
                               ----------------

                           1989 Stock Incentive Plan
                           -------------------------

                ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
                -----------------------------------------------

  1.1  Establishment of the Plan.  FNW Bancorp, Inc. (hereinafter referred to as
       -------------------------
the "Company") , a Delaware corporation, hereby establishes an incentive compensation plan to be known as the "1989 Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of incentive Stock options, nonqualified Stock options, and restricted Stock. Subject to ratification by a majority of the shareholders of the Company within twelve (12) months, the Plan shall become effective as of October 25, 1989 (the "Effective Date"), and shall remain in effect as provided in Section
1.3 herein.

  1.2  Purpose of the Plan.  The purpose of the Plan is to promote the success
       -------------------
of the Company by providing incentives to Key Employees that will link their personal interests to the long-term financial success of the Company and to the growth in shareholder value. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

  1.3  Duration of the Plan.  The Plan shall commence on the Effective Date, as
       --------------------
described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 11, until all Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.


            ARTICLE 2.   DEFINITIONS AND CONSTRUCTION
            -----------------------------------------

  2.1  Definitions.  Whenever used in the Plan, the following terms shall have
       -----------
the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, or Restricted Stock.

          (b) Beneficial Owner" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (d) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                 (i) a change in the ownership of fifty percent (50%) or more of the Corporation's outstanding common stock, within a twelve month period; or,

                 (ii) a successful tender or exchange offer for the voting stock of the Corporation or a merger, consolidation or sale of assets; or,

                 (iii) a contested election which results in a change in
                       membership of a majority of the Board of Directors.

          However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group..." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the Stock of the purchasing company or (ii) ownership of equity participation in the purchasing. company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors).

(e)  Cause" means:

                (i) misappropriation of any funds or property of the Corporation; or

                (ii) attempting to obtain any personal profit from any transaction in which the Participant has an interest which is adverse to the interest of the Corporation, unless the Participant shall have first obtained the consent of the Board of Directors; or

                (iii) material neglect or refusal to perform the duties
                      reasonably assigned the Participant, or

                (iv) participating in a course of conduct which is injurious to the reputation of the Corporation or its subsidiaries; or

                (v)   being convicted of a felony; or

                (vi)  being adjudicated a bankrupt.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" means the Executive Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

(h) "Company" means FNW Bancorp, Inc., a Delaware bank holding corporation (including any and all subsidiaries), or any successor thereto as provided in Article 14 herein.

          (i) "Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice.

          (j) "Fair Market Value" means the average of the highest and lowest price at which the Stock was traded on the ten trading days prior to the relevant date, as reported by the National Association of Securities Dealers.

          (k) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an incentive Stock option and is intended to meet the requirements of Section 422A of the Code.

          (1) "Key Employee" means an employee of the Company, including an employee who is an officer or a director of the Company, who, in the opinion of members of the Committee, can contribute significantly to the growth and profitability of' the Company. "Key Employee" also may include those employees, identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee.

          (m) "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

          (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (o) "Participant" means a Key Employee of the Company who has been granted an Award under the Plan.

          (p) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

          (q) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (r) "Plan" means the FNW Bancorp 1989 Stock Incentive Plan, as herein described.

          (s) "Restricted Stock" means a Stock Award granted to a Participant pursuant to Article 7 herein.

          (t) "Stock" or "Shares" means the common Stock of the Company.

     2.2  Gender and Number.  Except where otherwise indicated by the context,
          -----------------
any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3  Severability.  In the event any provision of the Plan shall be held
          ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                      ARTICLE 3.  ADMINISTRATION
                      --------------------------

     3.1  The Committee.  The Plan shall be administered by a committee (the
          -------------
"Committee") consisting of not less than three directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. No member of the Committee shall be eligible to participate in the Plan or any similar Plan of the Company or any of its Subsidiaries while serving on the Committee or shall have been so eligible at any time within one year prior to his or her appointment to the Committee.

     3.2   Authority of the Committee.  Subject to the provisions of the Plan
           --------------------------
and subject to ratification by the Board, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a restriction period or the termination of any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 11 herein) to amend the terms and conditions of any outstanding Option, or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of or such person or persons.


     3.3   Selection of Participants.  The Committee shall have the authority to
           --------------------------
grant Awards under the Plan, from time to time, to such Key Employees of the Company (including officers and directors who are employees) as may be selected by it. The Committee shall select Participants from among those who they have identified as being Key Employees.

     3.4   Decisions Binding.  All determinations and decisions made by the
           -----------------
Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

     3.5  Delegation of Certain Responsibilities.  The Committee may, in its
          --------------------------------------
sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Article 3; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects officers or directors of the Company and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

     3.6  Procedures of the Committee.  All determinations of the Committee
          ---------------------------
shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets for the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her other services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification (as provided in Article 13 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

     3.7  Award Agreements.  Each Award under the Plan shall be evidenced by an
          ----------------
award agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any award agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan.

         Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of an Award under the Plan. An Employee who receives an Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until such Employee has executed an award agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.


             ARTICLE 4.  STOCK SUBJECT TO THE PLAN
             -------------------------------------

     4.1  Number of Shares.  Subject to adjustment as provided in Section 4.3
          ----------------
herein, the aggregate number of Shares of Stock that maybe delivered under the Plan shall not exceed 350,000. No more than 50,000 Shares of such Stock shall be issued as Restricted Stock under Article 7 of the Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

     4.2  Lapsed Awards.  If any Award granted under this Plan
          -------------
terminates, expires, or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

     4.3  Adjustments in Authorized Shares.  In the event of any merger,
          --------------------------------
reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, and Restricted Stock Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code.


          ARTICLE 5.   ELIGIBILITY AND PARTICIPATION
          ------------------------------------------

     5.1  Eligibility.  Persons eligible to participate in this Plan include all
          -----------
employees of the Company who, in the opinion of members of the Committee, are Key Employees. "Key Employees" may include employees who are members of the Board, but may not include directors who are not employees.

     5.2  Actual Participation.  Subject to the provisions of the Plan, the
          --------------------
Committee may from time to time select from Key Employees, those of whom Awards shall be granted and determine the nature and amount of each Award. No employee shall have any right to be granted an Award under this Plan.

                           ARTICLE 6.  STOCK OPTIONS
                           -------------------------

     6.1  Grant of Options.  Subject to the terms and provisions of the Plan,
          -----------------
options may be granted to Key Employees at anytime and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares of Stock subject to Options granted to each Participant. The Committee may grant any type of option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, no employee may receive an Award of Incentive Stock Options that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Stock (determined at the time the options are granted) exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by
Section 422A of the Code. Unless otherwise expressly provided at the time of grant, options granted under the Plan will be NQSOs.

     6.2  Option Agreement.. Each option grant shall be evidenced by an option
          -----------------
agreement that shall specify the type of option granted, the option price, the duration of the option, the number of Shares of Stock to which the option pertains, and such other provisions as the Committee shall determine. The option agreement shall specify whether the option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or a Nonqualified Stock Option whose grant is intended not to fall under the Code provisions of
Section 422A.

     6.3  Option Price.  The purchase price per share of Stock covered by an
          ------------
option shall not be less than 100% of the Fair Market Value of such Stock on the date the option is granted.

         An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

     6.4  Duration of Options.  Each Option shall expire at such time as the
          -------------------
Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options.  Options granted under the Plan shall be
         -------------------
exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the Same for all Participants.

     6.6 Payment.  Options shall be exercised by the delivery of a written
         -------
notice to the Company setting forth the number of Shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any option shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering Shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, or (c) by combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant, Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

     6.7  Restrictions on Stock Transferability.  The Committee shall impose
          -------------------------------------
such restrictions on any Shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares of Stock are then listed and under any blue sky or state securities laws applicable to such Shares.

     6.8  Termination of Employment Due to Death, Disability, or Retirement.  In
          -----------------------------------------------------------------
the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of Disability, any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter. In the event the employment of a Participant is terminated by reason of retirement (as defined under the then established rules of the Company), any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within three years after such date of termination of employment, whichever period is shorter. In the case of Incentive Stock Options, the favorable tax treatment prescribed under
Section 422A of the Internal Revenue Code of 1986, as amended may not be available if the options are not exercised within the Section 422A prescribed time period after termination of employment for death, disability, or retirement.

     6.9  Termination of Employment for other Reasons.  If the employment of the
          -------------------------------------------
Participant shall terminate for any reason other than death, disability, retirement, or for Cause, all outstanding Options shall be immediately forfeited back to the Company, In its sole discretion, the Committee may extend the exercisability of outstanding Option for up to 90 days but, however, in no event beyond the expiration date of the Option.

          If the employment of the Participant shall terminate for Cause, all outstanding options shall be immediately forfeited back to the Company.

     6.10 Nontransferability of Options.  No Option granted under the Plan may
          -----------------------------
be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.


                ARTICLE 7.  RESTRICTED STOCK
                ----------------------------

     7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the
          -------------------------
Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. It is contemplated that Restricted Stock grants will be made only in extraordinary situations of performance, promotion, retention, or recruitment.

     7.2  Restricted Stock Agreement.  Each Restricted Stock grant shall be
          --------------------------
evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

     7.3   Transferability.  Except as provided in this Section 7, the
           ---------------
Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as-shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

     7.4  Other Restrictions.  The Committee shall impose such other
          -------------------
restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     7.5  Certificate Legend.  In addition to any legends placed on certificates
          ------------------
pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

     "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1989 Stock Incentive Plan of FNW Bancorp, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated ___________________________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of FNW Bancorp, Inc."

     7.6  Removal of Restrictions.  Except as otherwise provided in this
          -----------------------
Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 7.5 removed from his Stock certificate.

     7.7  Voting Rights.  During the Period of Restriction, Participants holding
          -------------
Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     7.8  Dividends and Other Distributions.  During the Period of Restriction,
          ---------------------------------
Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares of Stock, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

     7.9  Termination of Employment Due to Retirement.  In the event that a
          -------------------------------------------
Participant terminates his employment with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to
Section 7.3 hereof shall automatically terminate and, except as otherwise provided in Section 7.4, the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 7.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

     7.1O    Termination of Employment Due to Death or Disability.  In the
             ----------------------------------------------------
event a Participant's employment is terminated because of death or Disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4, the Shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

     7.11   Termination of Employment for Other Reasons.  In the event that a
            -------------------------------------------
Participant terminates his employment with the Company for any reason other than for Death, Disability, or Retirement, as set forth in Sections 7.9 and 7.10 herein, during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.


                     ARTICLE 8.   BENEFICIARY DESIGNATION
                     ------------------------------------

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing
with the Committee during his lifetime.   In the absence of any such
designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                ARTICLE 9.  RIGHTS OF EMPLOYEES
                -------------------------------

     9.1  Employment.  Nothing in the Plan shall interfere with or limit in any
          ----------
way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     9.2  Participation.  No employee shall have a right to be selected as a
          -------------
participant, or, having been so selected, to be selected again as a Participant.


                ARTICLE 10.  CHANGE IN CONTROL
                ------------------------------

     Notwithstanding the remaining provisions of the Plan, in the event of a Change in Control of the Company, all Awards granted under this Plan shall immediately vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock options, and Restricted Stock.


              ARTICLE 11.   AMENDMENT, MODIFICATION, AND TERMINATION
              ------------------------------------------------------

     11.1  Amendment, Modification, and Termination.  With the approval of the
           ----------------------------------------
Board, at any time and from time to time the Committee may terminate, amend, or modify the Plan. However without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, or by a regulatory body having jurisdiction with respect-hereto) no such termination, amendment or modification may:
          (a) Increase the total amount of Stock which may be issued under this plan, except as provided in Section 4.3 herein; or

          (b) Change the class of Employees eligible to participate in the Plan; or

          (c) Materially increase the cost of the Plan or materially increase the benefits to Participants; or

          (d) Extend the maximum period after the date of grant during which Options may be exercised; or

          (e) Change the provisions of the Plan regarding option price.

     11.2   Awards, Previously granted.  No termination, amendment or
            --------------------------
modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.


                          ARTICLE 12.   WITHHOLDING
                          -------------------------

     12.1  Tax Withholding.  The Company shall have the power and the right to
           ---------------
deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

     12.2  Stock Withholding.  With respect to withholding required upon the
           -----------------
exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld is to be based on the closing price of the Stock on the New York Stock Exchange on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant in advance of the day that the transaction becomes taxable.

     Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934 must comply with these additional restrictions in making their election.


                         ARTICLE 13.   INDEMNIFICATION
                         -----------------------------

    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he maybe involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertaken to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                   ARTICLE 14.    SUCCESSORS
                   -------------------------

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.


                   ARTICLE 15.    REQUIREMENTS OF LAW
                   ----------------------------------

     15.1  Requirements of Law.  The granting of Awards and the issuance of
           -------------------
Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15.2 Governing Law.  The Plan, and all agreements hereunder, shall be
          -------------
construed in accordance with and governed by the laws of the State of Delaware.